SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2004

REPUBLIC BANCORP INC.

(Exact name of registrant as specified in its charter)

Michigan	0-15734	38-2604669
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1070 East Main Street, Owosso, Michigan 48867
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (989) 725-7337

(Former name or former address, if changed since last report)

Item 9. Regulation F-D Disclosure

     On June 2, 2004, Dana M. Cluckey, Republic Bancorp’s President and Chief Executive Officer, and Thomas F. Menacher, Executive Vice President, Treasurer and Chief Financial Officer, made a presentation to the Howe Barnes Investments, Inc. Community Bank Conference in Chicago, Illinois. On June 3, 2004, Mr. Cluckey and Mr. Menacher made a presentation to the Keefe, Bruyette & Woods Midwestern Bank Conference in Chicago, Illinois. The slide presentation made at these conferences is attached as Exhibit 99 to this Item 9.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC BANCORP INC.
Date: June 2, 2004	By: /s/ Thomas F. Menacher Name: Thomas F. Menacher Its: Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
EX-99	Slide Presentation